UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 1, 2007
(Date of earliest event reported)

Maxim Integrated Products, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-16538	94-2896096
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

120 San Gabriel Drive
Sunnyvale, California    94086
(Address of principal executive offices including zip code)

(408) 737-7600
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

On March 1, 2007, Maxim Integrated Products, Inc. (the "Company") was informed by the Nasdaq Listing and Hearing Review Council (the "Listing Council") that it had determined to call the Nasdaq Listing Qualifications Panel's (the "Panel") January 19, 2007 decision (the "Panel Decision") for review, as contemplated by Nasdaq Marketplace Rule 4807(b), and had also stayed any future action by the Panel to suspend the Company's securities from trading on Nasdaq pending further review by the Listing Council. The Listing Council's action was in response to the Company's request for it to review the Panel Decision. The Company may submit additional information for the Listing Council's consideration by May 4, 2007.

The Company is diligently working on the restatement of certain historical financial statements following receipt of the results of a review of certain past stock option grants and practices by a Special Committee of the Board of Directors. At this time, the Company is unable to predict the amount of such restatement or when such restatement will be completed. In addition, the Company expects that it will be unable to file its quarterly report on Form 10-Q for the period ended March 24, 2007 by the deadline for this report since certain information included in such financial statements is dependent upon finalizing the restated financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Maxim Integrated Products, Inc.

By: /s/ Alan Hale Alan Hale Vice President and Chief Financial Officer

Date: March 9, 2007